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                                                                   Exhibit 10.13


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                LICENSE AGREEMENT

         This Agreement is entered into as of July 21,1999 (the "Effective Date") between CASCADE MICROTECH, INC., an Oregon corporation ("CASCADE"), and ELECTROGLAS, INC., a Delaware corporation ("ELECTROGLAS"), and is as follows:

                                    RECITALS

         A. CASCADE and ELECTROGLAS have entered into a Joint Development Agreement as of June 18, 1999 (the "Joint Development Agreement"), pursuant to which CASCADE has incorporated certain of its technology into ELECTROGLAS fully-automatic probers used in production processes by semiconductor fabrication plants, so as to enhance the performance of such probers in the parametric testing of wafers.

         B. This Agreement constitutes a portion of the parties' performance under the terms of the Joint Development Agreement.

         Accordingly, the parties agree as follows:

                                 1. DEFINITIONS

         In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         1.1 "Licensed Technology"

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
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TO THE OMITTED PORTIONS.

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         "Licensed Technology" means CASCADE's low leakage, low noise parametric probing technology related to "Licensed Technology" means CASCADE's low leakage, low noise parametric probing technology related to chucks, cabling, and shielding more particularly set forth in Exhibit A to the Joint Development Agreement and including: (1) all related patented technology, process techniques, and know how developed by CASCADE prior to and throughout the term of the Joint Development Agreement; and (2) all related non patentable modifications, adjustments or enhancements that CASCADE makes, during the term of this Agreement to either purchased components or the Licensed Technology. The Licensed Technology excludes technology related to probes and probe cards.

         1.2 "Licensed Trademarks"

         "Licensed Trademarks" means the trademarks FEMTOGUARD, ATTOGUARD, MICROCHAMBER and INNER GROUND PLANE.

         1.3 "Fully-Automatic Prober"

         "Fully-Automatic Prober" means a prober having an automatic wafer loader, automatic pad to probe alignment system, and probe card ring carrier, and having no microscope, microscope mount,.or individual probe positioners.

         1.4 "Production Market"

         "Production Market" means the market for probers which are used to test wafers having devices intended for sale in the ordinary course of business, for production use.

         1.5 "Process Integration Market"

         "Process Integration Market" means the market for probers usually used to test wafers for the purpose of process development or improvement.

         1.6 "Engineering Laboratory Market"


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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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         "Engineering Laboratory Market" means the market for probers which are usually used to test wafers for the purpose of product or process design or development, not for production use.

         1.7 "Parametric Prober"

         "Parametric Prober" means any Fully-Automatic Prober which incorporates any of the Licensed Technology, including without limitation any current and future generations of such probers for testing 200 mm or 300 mm wafers.

         1.8 "Field of Use"

         "Field of Use" means the Production Market and Process Integration Market, but excludes the Engineering Laboratory Market.

                                   2. LICENSE

         CASCADE grants to ELECTROGLAS a worldwide license to use the Licensed Technology and Licensed Trademarks to enable ELECTROGLAS to manufacture, market, and sell any Parametric Prober within the Field of Use. ELECTROGLAS shall not sublicense the rights granted herein, and shall not use the Licensed Technology or Licensed Trademarks other than as permitted by this Agreement. An exception to the foregoing right to manufacture shall be with respect to any upper guard structure in any Parametric Prober manufactured or marketed in Japan. CASCADE shall sell any such upper guard structure to ELECTROGLAS at cost (not including the royalty payable to the Japanese licensor) for incorporation into any Parametric Prober manufactured or marketed in Japan during the term of this Agreement.

                           3. PAYMENTS BY ELECTROGLAS

         In return for the rights granted in Section 2 hereof, ELECTROGLAS shall make the following payments to CASCADE:

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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         3.1 Concurrently with the execution of this Agreement, a license fee payment in the amount of One Million Five Hundred Thousand Dollars
($1,500,000);

         3.2 Within ten (10) days after both parties have received the notice required by Section 3.1 of the Joint Development Agreement with respect to Parametric Prober Two described therein, an additional license fee payment of Five Hundred Thousand Dollars ($500,000);

         3.3 In addition, throughout the term of this Agreement, royalty payments based on each sale or lease by ELECTROGLAS of any Parametric Prober to a party other than CASCADE, as follows:

         (a) [**] Dollars($[**]) for each 200 mm Parametric Prober sold or leased on or before July 31, 2007, and [**] Dollars ($[**]) for each 200 mm Parametric Prober sold or leased thereafter;

         (b) [**] Dollars($[**]) for each larger-than-200 mm Parametric Prober sold or leased on or before July 31, 2011, and [**] Dollars($[**]) for each larger-than-200 mm Parametric Prober sold or leased thereafter;

         (c) For any Parametric Prober not covered by at least one valid claim of a patent included within the Licensed Technology, the royalty payments in Sections 3.3(a) and 3.3(b) will be reduced by [**] Percent ([**]%); a claim of any patent within the Licensed Technology shall be deemed to be invalid from the time that there shall be a final judgment of a Federal Court from which no appeal is, or can be, timely taken holding such claim invalid;

         (d) Sections 3.3(a) and 3.3(b) shall be subject to a downward adjustment in the event that CASCADE imposes changes in the Licensed Technology which reduce the performance of future Parametric Probers to the extent agreed to by the parties pursuant to Section 1.4 of the Joint Development Agreement;

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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         (e) It is not intended that any royalty will be payable on equipment provided for demonstration purposes in a manner consistent with accepted practice in the industry. A royalty will be payable on former demonstration equipment that is subsequently sold or leased other than for demonstration purposes.

                          4. PAYMENT DATES AND REPORTS

         Reports shall be made by ELECTROGLAS to CASCADE quarterly within thirty
(30) days after the first days of January, April, July, and October of each calendar year, specifying the numbers of Parametric Probers, by model, which are subject to the royalty payments required by Section 3.3 for the preceding three-month period. Each report shall be accompanied by a payment for the amount due CASCADE under Section 3.3 for the three-month period covered by the report. ELECTROGLAS agrees to keep full, accurate and complete records pertaining to the sale, lease, or other disposition of each Parametric Prober, and to permit CASCADE or its duly-authorized agent to inspect such records during ordinary business hours on ten (10) days' notice.

                                 5. EXCLUSIVITY

         5.1 The rights granted to ELECTROGLAS in Section 2 with respect to the Licensed Technology shall be exclusive, with respect to the Production Market only, for an initial [**]([**]) year period after the Effective Date of this Agreement. Thereafter, in order for ELECTROGLAS to retain such exclusivity, ELECTROGLAS must have made minimum royalty payments under Section 3.3 to CASCADE as follows:


[**] ([**]) YEAR PERIOD               MINIMUM ROYALTY PAYMENTS
FOLLOWING EFFECTIVE DATE          FOR EACH [**] ([**]) YEAR PERIOD
------------------------          -----------------------------

[**] and [**]                         $   [**]
[**] and [**]                         $   [**]
[**] and [**]                         $   [**]


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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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Each [**] ([**]) year period thereafter                              $[**]

         In the event ELECTROGLAS has failed to pay CASCADE at least the foregoing minimum royalty payments within thirty (30) days after the end of any applicable [**] ([**]) year period, then CASCADE shall have the right, but not the obligation, to make all of the rights granted to ELECTROGLAS in
Section 2 nonexclusive by giving ELECTROGLAS written notice of CASCADE's intention to do so. Provided, however, that if within 30 days of such written notice ELECTROGLAS at its option pays CASCADE, the deficit between the total royalty payments actually paid for the applicable [**] ([**]) year period and the foregoing minimum royalty payments for such [**] year period, then such notice shall be ineffective. Any royalty payments actually paid in excess of the minimum royalty payments, for the [**] ([**]) year period immediately preceding the [**] ([**]) year period for which such a deficit occurs, shall be credited against such deficit.

         5.2 The exclusivity defined in Section 5.1 shall continue without any requirement for minimum royalty payments after such time as CASCADE has received license fees and royalty payments under Sections 3.1, 3.2 and 3.3 totaling
[**] Dollars ($[**]).

         5.3 Section 5.1 shall be subject to a downward adjustment in the event that CASCADE imposes changes in the Licensed Technology which reduce the performance of future Parametric Probers to the extent agreed to by the parties pursuant to Section 1.4 of the Joint Development Agreement.

                    6. RIGHTS WITH RESPECT TO NEW TECHNOLOGY
                       NOT WITHIN THE LICENSED TECHNOLOGY

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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         With respect to technology of CASCADE not within the Licensed
Technology, ELECTROGLAS shall have the right to obtain from CASCADE a nonexclusive license, to manufacture, market, and sell Fully-Automatic Probers within the Field of Use, using patentable low noise, low leakage technology applicable to chucks, cabling, and shielding (but not to probes or probe cards) if CASCADE licenses such technology to a third party. The terms and conditions of such license shall otherwise be at least as favorable to ELECTROGLAS as CASCADE provides in such license of the same technology to such third party.

                             7. SALES AND MARKETING

         The parties shall use their reasonable best efforts to present a nonthermal version of the Parametric Prober at Semicon West, 1999, and shall work together in developing a marketing strategy. ELECTROGLAS intends to market the Parametric Prober within the Field of Use, while CASCADE intends to market and sell non-full-featured versions of the Parametric Prober in the Engineering Laboratory Market and the Process Integration Market. The parties shall meet semiannually to review sales and marketing information including, but not limited to, unit sales, selling price of the competition, marketing strategy, and the need for product improvement or new technology.

                            8. PRODUCTION AND SERVICE

         ELECTROGLAS will build, service, and provide spare parts for the Parametric Prober. After the first ten (10) installed units, ELECTROGLAS shall assume primary responsibility for application support with respect to installations. CASCADE and ELECTROGLAS will jointly ensure that ELECTROGLAS application engineers have adequate training to provide first-tier application support with respect to installations; for CASCADE, such training shall be limited to three (3) man

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WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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months per year during the first three (3) years of this Agreement. CASCADE shall also provide one (1) man month of application support to Electroglas for the first two (2) years of this Agreement, during which time ELECTROGLAS shall pay for travel expenses for CASCADE personnel providing such application, support. Thereafter, CASCADE shall provide application support to Electroglas at its normal billable rate and under the same terms and conditions as CASCADE provides with other products for such services. ELECTROGLAS shall provide goods and services to its customers under the same terms and conditions as ELECTROGLAS provides with other products. Each party will market ELECTROGLAS service contracts with their respective versions of the Parametric Prober.

                               9. QUALITY CONTROL

ELECTROGLAS expressly recognizes the importance to CASCADE, to customers, and to potential customers, of maintaining high, uniformly-applied standards with respect to the nature and quality of Parametric Probers which utilize the Licensed Trademarks, and their packaging, advertising and promotional materials. ELECTROGLAS agrees that the quality of Parametric Probers utilizing the Licensed Trademarks hereunder, and their packaging, advertising and promotional materials, shall be at least as high as that of the probers currently sold by ELECTROGLAS. ELECTROGLAS will cooperate with CASCADE in making any changes necessary to maintain such quality. ELECTROGLAS further agrees that it shall produce, package and sell such Parametric Probers in compliance with all applicable laws and government regulations and good manufacturing practices prevailing in the industry.

                          10. PROSECUTION OF INFRINGERS

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WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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         For the duration of the exclusive rights described in Section 5,
ELECTROGLAS, at its sole discretion and expense and for its sole benefit, shall have the right to prosecute infringement within the Field of Use of any patent within the Licensed Technology which is incorporated in an ELECTROGLAS Parametric Prober. ELECTROGLAS shall have the right to join CASCADE as a complainant in such suit, but shall indemnify CASCADE against liability by reason of such joinder. If ELECTROGLAS does not prosecute any such infringement for six (6) months after written notice given by CASCADE, then CASCADE may thereafter prosecute such infringement at its own expense and for its own 'benefit to the exclusion of ELECTROGLAS. ELECTROGLAS may be joined as a complainant in such latter suit but shall be indemnified by CASCADE against liability by reason of such joinder. Each party hereby irrevocably consents to being joined as a complainant pursuant to this Section.

                              11. TERM OF AGREEMENT

         11.1 Unless sooner terminated under Section 12, the term of this Agreement shall begin on the Effective Date, and shall expire at the earlier of:

         (a) The expiration of all CASCADE patents within the Licensed
         Technology;

         (b) On [**]; or

         (c) At such time as CASCADE has received license fees and royalty payments under Sections 3.1, 3.2 and 3.3 totaling [**] Dollars($[**]).

         11. 2 If this Agreement expires pursuant to Section 11. 1, the rights granted in Section 2 shall survive such expiration, subject to Section 9, with no further requirement for royalty payments under this Agreement. Moreover, if this Agreement expires pursuant to Section 11. 1 (c), the rights granted

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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in Sections 5.2 and 10 with respect to exclusivity shall likewise survive such expiration with no further requirement for royalty payments under this Agreement.

                            12. TERMINATION FOR CAUSE

         In the event ELECTROGLAS shall fail promptly to make any payment provided for in this Agreement when the same becomes due, then CASCADE may at any time thereafter, while such default or condition continues, at its option terminate this Agreement by giving ELECTROGLAS at least thirty (30) days' written notice of such termination, stating with particularity in such notice the default or condition alleged to have occurred; provided that such termination shall not become effective if, within such thirty (30) day period of notice, ELECTROGLAS shall correct such default or condition. Time is of the essence of this Agreement. Upon the termination of this Agreement for cause pursuant to this section, ELECTROGLAS shall not thereafter use the Licensed Technology or Licensed Trademarks, except that upon any such termination ELECTROGLAS shall have the right to complete the manufacture of any Parametric Prober which is in the course of manufacture at the time of ELECTROGLAS' receipt of notice of termination atid to sell or permit the sale of such Parametric Prober so completed or held in stock by it'at the time such notice is received, subject to the payments and the observance of the other conditions specified in this Agreement. No termination of this Agreement for any reason shall relieve the parties from any payment, report, records inspection or other obligation with respect to any period prior to the effective date of such termination.

                          13. CONFIDENTIAL INFORMATION

         The provisions of Section 4 of the Joint Development Agreement are hereby incorporated by reference.


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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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                              14. WARRANTY OF TITLE

         CASCADE warrants and represents to ELECTROGLAS that CASCADE is the sole and exclusive owner of all proprietary rights included in the Licensed Technology, and has not entered into any agreement or understanding with any other party in conflict herewith.

                                  15. SURVIVAL

         The provisions of Sections 1, 2, 5, 9, 10, 11, 12, 14, and 18 shall survive the expiration or termination of this Agreement to the extent necessary to satisfy the conditions of Sections 5, 11 and 12. The provisions of Sections 13 and 17 shall survive the expiration or termination of this Agreement for any reason.

                                16. ASSIGNABILITY

         Each parties' right under this Agreement shall generally be assignable together with its business relating to the Licensed Technology, provided that the assignee accepts all obligations owed to the nonassigning party. Assignment shall not be permitted to a direct competitor of ELECTROGLAS within the Production Market, or to an affiliate of such direct competitor. In addition, any material breach of this Agreement by the assignee, which remains uncorrected after thirty (30) days' written notice by ELECTROGLAS specifying such breach, shall result in ELECTROGLAS receiving a fully paid-up nonexclusive license from the date of such breach. Otherwise, no assignment of the respective rights of the parties under this Agreement is permitted without the written consent of the other party.

                                17. MISCELLANEOUS

         The provisions of Section 7 of the Joint Development Agreement are hereby incorporated by reference.


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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

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                        18. PATENT AND TRADEMARK NOTICES

         18. 1. Each party agrees, to the extent practical, to properly affix a statutory patent notice to all of its products covered by any patent licensed pursuant to this Agreement. CASCADE will supply ELECTROGLAS with written identifications of the products that should bear such notices, reasonable instructions for affixing the notices, and copies of the notices desired to be affixed.

         18.2. All uses of any of the Licensed Trademarks by ELECTROGLAS shall include any notice designations legally required or useful for enforcement of the rights in the mark, as requested from time-to-time by CASCADE upon reasonable notice to ELECTROGLAS. In addition, any product, advertising, product literature or product documentation using any of the Licensed Trademarks shall include a notice naming any such mark or marks so used and indicating that such marks are trademarks of CASCADE.

         IN WITNESS WHEREOF, the undersigned have executed this License Agreement as of the Effective Date first referenced above.

"ELECTROGLAS"                                  "CASCADE"

ELECTROGLAS, INC.,                             CASCADE MICROTECH, INC.,
a Delaware corporation                         an Oregon corporation

By    /s/ CURT WOZNIAK                      By   /s/ ERIC W. STRID
  --------------------------------------       ------------------------
    Curt Wozniak,                              Eric W. Strid,
    Chief Executive Officer                    Chief Executive Officer

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[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.